Exhibit 4.1

NUMBER U-__________	UNITS

SEE REVERSE FOR CERTAIN DEFINITIONS	M I ACQUISITIONS, INC.

CUSIP

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND

ONE WARRANT ENTITLING ITS HOLDER TO PURCHASE ONE-HALF OF ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT ________________________________________________________________________

is the owner of ________________________________________________________________________________ Units.

Each Unit (“Unit”) consists of one share of common stock, par value $.001 per share, of M I Acquisitions, Inc., a Delaware corporation (the “Company”) and one warrant. Each warrant entitles the holder to purchase one-half of one share of common stock of the Company at $11.50 per share (subject to adjustment), upon the later to occur of (i) 30 days following the Company’s completion of an initial merger, capital stock exchange, asset acquisition or other similar business combination with one or more businesses or entities (a “Business Combination”) or (ii) 12 months from the closing of the initial public offering. Each warrant expires five years after the completion of our initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption.

The common stock and warrant(s) comprising the Unit(s) represented by this certificate are not transferable separately until ninety (90) days after the date of the prospectus relating to the initial public offering of the Company, unless Chardan Capital Markets, LLC informs us of its decision to allow earlier separate trading, provided that we have filed with the SEC a Current Report on Form 8-K, which includes an audited balance sheet reflecting our receipt of the proceeds of the initial public offering.

The terms of the warrants are governed by a warrant agreement (the “Warrant Agreement”), dated as of _______, 2015, between the Company and Continental Stock Transfer & Trust Company, as the warrant agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance hereof. Copies of the Warrant Agreement are on file at the office of the warrant agent at 17 Battery Place, New York, New York 10004, and are available to any warrant holder on written request and without cost.

This certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

[Corporate Seal]

This Unit Certificate shall be governed and construed in accordance with the internal laws of the State of New York, without regard to conflicts of laws principles thereof.

By

Chairman	Secretary

M I Acquisitions, Inc.

The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of shares or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM –	as tenants in common	UNIF GIFT MIN ACT - _____ Custodian ______
TEN ENT –	as tenants by the entireties	(Cust) (Minor)
JT TEN –	as joint tenants with right of survivorship	under Uniform Gifts to Minors
	and not as tenants in common	Act ______________
(State)

Additional Abbreviations may also be used though not in the above list.

For value received, ___________________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER OF ASSIGNEE(S)

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE(S))

Units

 represented by the within Certificate, and do hereby irrevocably constitute and appoint

Attorney

to transfer the said Units on the books of the within named Company will full power of substitution in the premises.

Dated _______________

Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) SHOULD BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNIONS WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

The holder of this certificate shall be entitled to receive funds with respect to the underlying shares of common stock from the trust fund only in the event of the Company’s liquidation upon failure to consummate a business combination or if the holder seeks to convert his or her respective shares of common stock underlying the unit upon consummation of such business combination or in connection with certain amendments to the Company’s Amended and Restated Certificate of Incorporation. In no other circumstances shall the holder have any right or interest of any kind in or to the trust fund.